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                                                                   EXHIBIT 10.22

Money Journal was published pursuant to this agreement previously but this agreement is no longer used for publication of Money Journal.

                                                                     Translation

                                    CONTRACT

Party A: Guangzhou Jingyu Culture Development Co., Ltd.

Party B: Beijing Qiannuo Advertising Co., Ltd.

     Through amicable negotiation on the basis of equality and mutual benefit, the parties have reached the following agreement in connection with cooperation on Weekend Arts:

I.   Party A's Responsibilities, Obligations and Rights

     1. Authorized by Zhou Mo Wen Hui, Party A entrusts Party B to coordinate and support the preliminary collection, editing and proofreading of the contents in each issue of publications (with a total of 24 issues a year, supplements excluded) of Zhou Mo Wen Hui within the contract term; entrusts Party B to carry out printing and production of the contents, formats, and covers of the aforesaid publications; and authorizes Party B to autonomously carry out the printing, issuing and advertising businesses of each publication of Zhou Mo Wen Hui within the contract term in the precondition that Party B complies with state policies and statutes and undertakes all related economic, social and legal obligations thereof.

     2. Party A shall provide corresponding documents for printing and issuing Zhou Mo Wen Hui within the contract term.

II.  Party B's Responsibilities, Obligations and Rights

     1. Zhou Mo Wen Hui is entitled to rights of final review, final amendments and final revisions of all articles (four-cover, format, advertisement, copyright recording included). Party B shall send the review letter enclosed in the email to Zhou Mo Wen Hui (letter sample shall be sent by express mail afterwards), and Party B should respect Zhou Mo Wen Hui' opinions on supplement or deletion of articles, editing and amendments to articles. Zhou Mo Wen Hui shall finish the final review within one day after receiving the email of all articles and fax the signed review letter to Party B for confirmation. Without the examination by Zhou Mo Wen Hui, articles are forbidden to be delivered for printing. Otherwise the contract shall be terminated and Party B shall be

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          held liable to all the consequences. The articles submitted to Zhou Mo
          Wen Hui for final examination should meet the state publishing standards completely, with the word error rate not exceeding one ten-thousandth.

     2. Party B has the right to autonomously carry out various kinds of work entrusted or authorized by Zhou Mo Wen Hui. Party B shall bear all the expenditures for equipment, places, materials (office utilities, computer consumables, printing paper etc.), labor cost (contribution fee, design fee, staff salary, bonus, and welfare, pre-print production ) and printing to carry out the work, and undertake all the economic, social and legal obligations concerning the taxation of various jobs and businesses and the disputable problems including settlement of copyright, advertisement, taxation, trademark right that might arise. Party B's work shall comply with the state policies and laws of China, and author remuneration shall be timely paid according to state standard.

     3. From October 2005 to December 2005, Party B will pay Party A the expenses of RMB twenty four thousand even (RMB24,000) for final review, editing and proofreading work, and expenses of RMB one hundred and twenty-five thousand even (125,000) for production, operation and development work. The aforesaid sum shall be paid once and for all prior to September 10, 2005.

          From Year 2006 to Year 2020, Party B shall pay RMB ninety-six thousand even (RMB 96,000) to Party A for final review, editing, and proofreading work each year.

          From Year 2006 to Year 2010, Party B shall pay RMB five hundred thousand even (RMB 500,000) to Party A for production, operation and development work each year.

          From Year 2011 to Year 2015, Party B shall pay RMB five hundred and sixty thousand even (RMB 560,000) to Party A for production, operation and development work each year.

          From Year 2016 to Year 2020, Party B shall pay RMB six hundred thousand even (RMB 600,000) to Party A for production, operation and development wrok each year.

          The above-mentioned expenses for final review, editing, and proofreading, and production, operation and development work for each year shall be paid off in two equal installments on December 1st of previous year and June 1st of that year, i.e. each installment accounts for 50% of the total sum for the year. As Zhou Mo Wen Hui is concerned, from the date the contract comes into force, all the profit generated from the operation by Party B, except for the agreed

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          sum to be turned in to Party A, shall belong to Party B; in case of deficit occurred within the contract term, all the deficit shall be shouldered by Party B, while the payments to Party A shall be fully paid on schedule.

     4. Party B shall offer 100 samples of each issue of Zhou Mo Wen Hui to Zhou Mo Wen Hui and should deliver them from Guangzhou to Yinchuan within 3 days from the date of printing completion with postages covered by Party B.

     5. Party B is not allowed to carry out any other production and operation activities related to Zhou Mo Wen Hui without permission of Zhou Mo Wen Hui.

III. Cooperation Term: From October 2005 to December 2020.

IV.  Contract Modification, Liability for Breach of Contract and Dispute
     Settlement

     1. Both parties should reach common ground regarding the amendments, modification or cancellation of contract, and should reach a written resolution.

     2. Within the cooperation term, in the case that this contract cannot be completely fulfilled due to breach by either party, the breaching party should inform the breached party in writing six months in advance, so that the breached party can look for a new partner and cooperation mode.

V. This Contract is made in duplicate. The contract shall come into force upon the signatures and seals affixed by both parties.

Party A: Guangzhou Jingyu Culture Development Co., Ltd. [Company chop of Guangzhou Jingyu Culture Development Co., Ltd.]


/s/
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Date: September 25, 2005


Party B: Beijing Qiannuo Advertising Co., Ltd.


/s/ Fan Cho Tak Alex
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Date:
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